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                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR
                        TENDER OF NOTES DUE JULY 15, 2025
                     IN EXCHANGE FOR NOTES DUE JULY 15, 2025
                                       OF

                                  AERCO LIMITED

         As set forth in the Prospectus dated             (the "Prospectus") of
AerCo Limited ("AerCo") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept AerCo's Exchange Offer (the "Exchange Offer") to exchange four subclasses of its outstanding Notes due March 15, 2025 (the "Old Notes") for each subclass of its Notes due July 15, 2025 which have been registered under the Securities Act of 1933, as amended, if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE
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              Delivery to: Bankers Trust Company, as Exchange Agent

                     If by Mail, Hand or Overnight Courier:
                              Bankers Trust Company
                               Four Albany Street
                                 Mail Stop 5091
                            New York, New York 10006
                                       or
                                If by Facsimile:
                                 +1 212 250 6439

                              Confirm by Telephone:
                                 +1 212 250 6549


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         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA A
FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.



         This Notice of Guaranteed Delivery is not be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.


Ladies and Gentlemen:

         The undersigned hereby tenders to AerCo, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, (amount of Old Notes) Subclass Old Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

          The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.



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             NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW


Principal Amount and Subclass of Old         Name(s) of Holder(s
Notes Tendered
___________________________________          ___________________________________

                                             ___________________________________

                                                  Please Print or Type

                                             Address ___________________________

                                             ___________________________________

                                             Area Code and Telephone No.
                                             ___________________________________


                                             Signature(s) ______________________

                                             ___________________________________

                                             Dated: ____________________________

                                             The Depository Trust Company
                                             Account No. _______________________




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         This Notice of Guaranteed Delivery must be signed by (i) the Holder(s)
of Old Notes exactly as its (their) name(s) appear on a security position listing maintained by DTC as the owner of Old Notes or (ii) by person(s) authorized to become Holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or a representative capacity, such person must provide the following information:


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)
                             OF PERSON SIGNING ABOVE

Name(s):      ________________________________________________________________

Capacity:     ________________________________________________________________

Address(es):  ________________________________________________________________

              ________________________________________________________________

              ________________________________________________________________





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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED
                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Old Note tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of a Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, with delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.


         THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.



Name of Firm   ____________________   __________________________________
               Authorized Signature

Address  ________________________     Name _____________________________
           Please Print or Type

____________________________________  Title ____________________________
               Zip Code

Area Code and Telephone Number

____________________________________  Date  ____________________________


Dated: ____________________, 2000